Exhibit 13.2
Sify Limited
Certification of Principal Financial Officer
Pursuant to 18 U.S.C. Section 1350 as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
I, Pijush Kanti Das, Chief Financial Officer of Sify Limited (the “Company”), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
     (i) the accompanying annual report on Form 20-F of the Company for the fiscal year ended March 31, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
     (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Pijush Kanti Das

Dated: October 15, 2007	Name:	Pijush Kanti Das
	Title:	Chief Financial Officer
The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference to any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.